Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Summer Infant, Inc. and its subsidiaries of our report dated March 13, 2013 relating to our audits of the consolidated financial statements as of and for the years ending December 31, 2012 and 2011 which appears in the Annual Report on Form 10-K of Summer Infant, Inc. and its subsidiaries for the year ended December 31, 2012.

/s/ McGladrey LLP

McGladrey LLP

Boston, MA

September 26, 2013